Exhibit 10.1

THIRD AMENDMENT TO ARCONIC

EMPLOYEES’ EXCESS BENEFITS PLAN C

(as amended and restated effective August 1, 2016)

Pursuant to Section 5.1 of the Arconic Employees’ Excess Benefits Plan C (“Plan”), the Plan is amended effective March 31, 2018, as follows:

1.	The Plan shall be amended by adding the following sentence to the end of the second paragraph of the introductory section of the Plan:

“Effective after March 31, 2018, this Excess Plan shall be frozen, no additional Participants shall become eligible to participate in this Excess Plan, and no additional benefit shall be accrued except in the limited circumstances described in Section 2.10 hereof.”

2.	Article I (“Definitions”) of the Plan shall be amended by adding the following sentence to the end of the definition of “Average Final Compensation”:

Average Final Compensation is frozen effective as of March 31, 2018, and shall not be increased to reflect any additional earnings after March 31, 2018, under any circumstances.

3.	Article I (“Definitions”) of the Plan shall be amended by adding the following sentence to the end of the definition of “Pension Service”:

No Pension Service shall be earned or accrued after March 31, 2018 except as provided in the limited circumstances described under Section 2.10 hereof.

4.	Article I (“Definitions”) of the Plan shall be amended by adding the following sentence to the end of the definition of “Participant”:

Effective April 1, 2018, no new Participants shall become eligible to begin participation in this Excess Plan.

5.	A new Section 2.10 shall be added to the Plan as follows:

Effective after March 31, 2018, this Excess Plan shall be frozen, and no additional benefits shall be earned hereunder, except to the extent that a Participant was on layoff prior to March 31, 2018 that continued after March 31, 2018, and the Participant continued to earn Pension Service under Plan I. Under no circumstance will any Pension Service be earned after March 31, 2019 for participants who were on layoff under any circumstances. Notwithstanding the foregoing, service with the Company after March 31, 2018 shall be used solely for purposes of determining vesting and eligibility for Early Retirement benefits.

6.	In all other respects, the Plan is ratified and confirmed.